IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                        IN AND FOR NEW CASTLE COUNTY


UR ACQUISITION CORPORATION, a Delaware           :
corporation, and UNITED RENTALS, INC., a         :
Delaware corporation,                            :
                                                 :
                  Plaintiffs,                    :
                                                 : Civil Action No. 17090
                       v.                        :
                                                 :
MARTIN R. REID, WILLIAM M. BARNUM, JR.,          :
JAMES R. BUCH, DAVID P. LANOHA,                  :
CHRISTOPHER A. LAURENCE, ERIC L. MATTSON,        :
BRITTON H. MURDOCH, JOHN M. SULLIVAN,            :
RENTAL SERVICE CORPORATION,  a Delaware          :
corporation, and NATIONSRENT, INC., a Delaware   :
corporation,                                     :
                  Defendants.                    :


                    ORDER RESTRAINING NATIONSRENT, INC.
                    FROM PROSECUTING THE FLORIDA ACTION


            Upon the motion of Plaintiffs, UR ACQUISITION CORPORATION., and UNITED RENTALS, INC., and good cause therefor having been shown,

            IT IS HEREBY ORDERED this fifth day of May 1999 that:

            1. Defendant NationsRent, Inc. its successors and assigns, directors, officers, agents, servants, subsidiaries, employees and attorneys, and all persons in active concert or participation with any of them are enjoined from taking any steps in connection with, or proceeding further with, the action filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida captioned NationsRent, Inc. v. United Rentals, Inc., et al, Case No. 99-07422- CACE-11 (the "Florida Action") until further order of this Court.

            2. NationsRent shall forthwith withdraw its Motions for Temporary Injunction and to Expedite Discovery and for a Case Management Conference or Status Conference in the Florida Action.

            3. Plaintiffs UR Acquisition Corporation and United Rental, Inc. and defendant NationsRent, Inc. shall, in a joint submission to the presiding judge in the Florida Action, inform that court of the entry of this order, supply that court with a copy of this order, and immediately request that the conference scheduled for May 6, 1999 in the Florida Action be cancelled.

                              By:     /s/ Leo E. Strine, Jr.
                                      ----------------------------
                              Name:   Leo E. Strine, Jr.
                              Title:  Vice Chancellor